EXHIBIT 16

June 21, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of National Western Life Insurance Company's Form 8-K/A, Amendment Number 2, dated June 21, 2004, and have the following comments:

1. We agree with the statements made in the first and second sentences of the first paragraph and the second and third paragraphs.

2. We have no basis on which to agree or disagree with the statement made in the third sentence of the first paragraph.

Yours truly,

DELOITTE & TOUCHE LLP

Dallas, Texas